UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 4, 2005

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

                                      Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 8 – OTHER INFORMATION

Item 8.01 Other Events.

                Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors, or, alternatively, the procedure by which a presiding director is chosen for each session. Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) inadvertently omitted this information from its annual proxy statement dated October 21, 2005, and provides that information in this Current Report on Form 8-K. The presiding director for each executive session is rotated annually among the independent directors. Currently, Clinton Clark serves as the presiding director over non-management executive sessions. This information has been and is available on our website at www.ethanallen.com/governance.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             ETHAN ALLEN INTERIORS INC.

Date: November 7, 2005	By:/s/ M. Farooq Kathwari M. Farooq Kathwari Chairman, President and Chief Executive Officer

3